UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 7, 2007

Lifetime Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19254 (Commission File Number)	11-2682486 (IRS Employer Identification No.)

1000 Stewart Avenue, Garden City, New York 11530
(Address of Principal Executive Offices)(Zip Code)

(Registrant’s Telephone Number, Including Area Code) 516-683-6000

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2007, Lifetime Brands, Inc. (the “Company”) entered into an amended employment agreement with Ronald Shiftan, the Company’s Chief Operating Officer and Vice-Chairman of the Board of Directors, pursuant to which the Company increased (effective January 1, 2007) Mr. Shiftan’s base salary to an annual rate of $500,000. A copy of the amendment to Mr. Shiftan’s employment agreement is attached hereto as Exhibit 10.1.

On June 7, 2007, the Company entered into a new employment agreement (“Employment Agreement”) with Robert McNally, the Company’s Chief Financial Officer, Vice-President- Finance and Treasurer. The Employment Agreement terminates Mr. McNally’s former employment agreement dated July 1, 2003. The initial term of the Employment Agreement expires on August 31, 2007. Thereafter, the term automatically renews for additional one-month periods unless terminated by either the Company or Mr. McNally. The Employment Agreement provides for a base salary for the initial term and each additional term at an annual rate of $275,018 and severance for a period of six months at the base salary rate in effect upon the Company’s or Mr. McNally’s failure to renew the Employment Agreement or Mr. McNally’s termination by the Company without cause. A copy of the Employment Agreement is attached hereto as Exhibit 10.2.

On June 7, 2007, upon recommendation of the Compensation Committee, the Board of Directors of the Company approved changes to the compensation offered to independent board members, effective June 7, 2007. The changes are summarized below:

	Effective June 7, 2007	Prior to change

Board of Director Annual Retainer:
Cash	$25,000	$25,000

Restricted Common Stock	30,000	20,000

Total	$55,000	$45,000
Annual Retainer for Committee Chairs:
Audit Committee	$20,000	$20,000
Compensation Committee	5,000	5,000
Governance Committee	5,000	5,000

Annual Retainer for Committee members	$ 2,000	$ 2,000

Fees for each meeting attended:
Board of Director meetings	$ 2,000	$ 2,000
Committee meetings	500	500

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On June 7, 2007, the Company’s Board of Directors approved two amendments to the Company’s Insider Trading Compliance Program which is incorporated by reference in the Company’s Code of Conduct. The amendments are effective July 1, 2007. The amendments (a) change the periods (the “blackout periods”) in which Directors, Executive Officers and Other Designated Individuals may not trade in shares of the Company’s common stock, and (b) authorize the Company’s Insider Trading Compliance Officer, following consultation with the CEO and Counsel, to waive the Blackout Period restrictions in instances in which the Company, during the Blackout Period, had publicly disseminated an updated forecast for the quarter and/or the year. The following is a summary of the changes to the blackout periods:

Blackout periods prior to amendment:

Quarter ending March 31 – Last two weeks of March to the second trading day following the date of public disclosures of the financial results for the quarter.

Quarter ending June 30 – Entire month of June to the second trading day following the date of public disclosures of the financial results for the quarter.

Quarter ending September 30 – Entire month of September to the second trading day following the date of public disclosures of the financial results for the quarter.

Quarter ending December 31 – Entire month of December to the second trading day following the date of public disclosures of the financial results for the quarter.

Blackout periods subsequent to amendment:

Quarter ending March 31 – Last ten trading days of March to the second trading day following the date of public disclosures of the financial results for the quarter.

Quarter ending June 30 – Last ten trading days of June to the second trading day following the date of public disclosures of the financial results for the quarter.

Quarter ending September 30 – Last fifteen trading days of September to the second trading day following the date of public disclosures of the financial results for the quarter.

Quarter ending December 31 – Last fifteen trading days of December to the second trading day following the date of public disclosures of the financial results for the quarter.

A copy of the Company’s Code of Conduct and Insider Trading Compliance Program are attached hereto as Exhibit 14.1 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment of Employment Agreement dated June 7, 2007 by and between Lifetime Brands, Inc. and Ronald Shiftan.

10.2	Employment Agreement Dated June 7, 2007 between Lifetime Brands, Inc. and Robert McNally.

14.1	Code of Conduct dated March 25, 2004 and Insider Trading Compliance Program, as amended on June 7, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lifetime Brands, Inc. By: /s/ Robert McNally Robert McNally Vice President of Finance and Chief Financial Officer

Date: June 8, 2007